UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 23, 2003

Date of report (Date of earliest event reported)

PepsiAmericas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15019	13-6167838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices, including Zip Code)

(612) 661-3883

(Registrant’s Telephone Number, including Area Code)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	Exhibit 99	Press release reporting financial results for the second quarter of 2003, dated July 23, 2003.

ITEM 9.	REGULATION FD DISCLOSURE.

Pursuant to the interim guidance provided in Release No. 33-8216, we hereby furnish disclosure regarding our release of material non-public information relating to our results of operations for a completed quarterly fiscal period under Item 12 of Form 8-K.

On July 23, 2003, we publicly announced financial results for the second quarter of 2003.  For further information, please refer to the press release attached hereto as Exhibit 99, which is incorporated by reference herein.

Non-GAAP Measurements

In addition to the GAAP results provided in the attached press release, we have provided non-GAAP measurements, which present operating income and net income as adjusted for unusual items.  Reconciliations from GAAP results to non-GAAP measurements and details of the unusual items are included in the press release.

Additionally, in the attached press release, we have provided guidance regarding estimated future financial results on both a GAAP basis and on a non-GAAP basis, excluding unusual items.

Our management, as well as certain investors, use these non-GAAP measures to analyze our current and future financial performance.  These non-GAAP measurements do not replace the presentation of our GAAP financial results.  These measurements simply provide supplemental information to assist our management and certain investors in analyzing our performance.  We have provided this information to investors to enable them to perform meaningful comparisons of past, present and future performance and as a means to better understand the results of core on-going operations.

We believe these non-GAAP measures provide useful information to investors regarding our results of operations.  This belief is based upon the value of summarizing infrequent or significant transactions that impacted our current results of operations that are not necessarily indicative of our future results of operations, nor comparable with our results of operations of prior periods.  These non-GAAP measures are used for no purpose other than to provide supplemental information to assist our management and investors in analyzing our operational performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2003	PepsiAmericas, Inc.

	By:	/s/ G. Michael Durkin, Jr.
G. Michael Durkin, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99	Press release reporting financial results for the second quarter of 2003, dated July 23, 2003.